Exhibit 99.1

PO Box 10, Manitowoc, WI 54221-0010 For further information, contact: Kevin M LeMahieu, Chief Financial Officer Phone: (920) 652-3200 / klemahieu@bankfirst.com

NEWS release

[For Immediate Release]

Bank First Announces Net Income for the First Quarter of 2026

•	Net income of $20.0 million and earnings per common share of $1.78 for the three months ended March 31, 2026

•	Adjusted net income (non-GAAP) of $25.1 million and adjusted earnings per common share (non-GAAP) of $2.24 for the three months ended March 31, 2026, after removing the impact of one-time acquisition expenses and asset sales

•	Annualized growth in tangible book value (non-GAAP) of 9.1% during the first quarter of 2026

•	Quarterly cash dividend of $0.55 per share declared, an increase of 10.0% and 22.2% over the prior quarter and prior-year first quarter, respectively

MANITOWOC, Wis., April 16, 2026 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $20.0 million, or $1.78 per share, for the first quarter of 2026, compared with net income of $18.2 million, or $1.82 per share, for the prior-year first quarter. After removing the impact of $6.5 million of expenses related to the acquisition of Centre 1 Bancorp, Inc. (“Centre”), as well as $0.2 million of net gains on the sale of certain assets, the Bank reported adjusted net income (non-GAAP) of $25.1 million, or $2.24 per share, for the first quarter of 2026. There were no similar acquisition expenses or gains on sale of assets during the first quarter of 2025.

“On January 1, 2026, we successfully completed our acquisition of Centre 1 Bancorp, Inc., the holding company for First National Bank and Trust, headquartered in Beloit, Wisconsin. This acquisition marked another milestone in Bank First’s long-term growth strategy and established our new Stateline Region. We are pleased to welcome their customers, employees, and shareholders into the Bank First family, and we are excited to expand our capabilities by adding experienced Trust and Wealth Management, Fraud, and Treasury Management teams. The integration of these specialized services is already enhancing our ability to deliver comprehensive financial solutions across our legacy markets, and we are actively investing in the continued build-out of our Wealth Management platform throughout our footprint. As part of our disciplined integration strategy, six overlapping First National Bank and Trust branches were permanently closed upon completion of the acquisition. In addition, we are planning to build new, modern offices in Walworth, Delavan, and Monroe. These new locations will strengthen our long-term presence in high-potential relationship markets while allowing us to consolidate and close two additional First National Bank and Trust branches,” said Mike Molepske, Chairman and CEO of Bank First Corporation.

Operating Results

The acquisition of Centre, an institution with $1.48 billion in assets at closing, increased total assets of Bank First by 33%. The added operating scale from this transaction significantly impacted nearly every aspect of Bank First’s results for the first quarter of 2026.

Net interest income (“NII”) during the first quarter of 2026 was $53.2 million, up $13.1 million from the previous quarter and up $16.7 million from the first quarter of 2025. The impact of net accretion and amortization of purchase accounting related to interest-bearing assets and liabilities from Centre and past acquisitions (“purchase accounting”) increased NII by $2.7 million, or $0.19 per share after tax, during the first quarter of 2026, compared to $0.5 million, or $0.04 per share after tax, during the previous quarter and $1.0 million, or $0.08 per share after tax, during the first quarter of 2025. Bank First repaid $65.0 million in borrowings from the Federal Home Loan Bank (“FHLB”) that were included in liabilities assumed from Centre during the first quarter of 2026. As a result of this repayment prior to contractual maturity dates, $1.3 million of purchase accounting fair value adjustment related to these borrowings was recognized, reducing interest expense (this is included in the previously mentioned $2.7 million impact of purchase accounting), and a $1.1 million prepayment penalty was paid to the FHLB (included in other noninterest expense).

Net interest margin (“NIM”) was 3.96% for the first quarter of 2026, compared to 4.01% for the previous quarter and 3.65% for the first quarter of 2025. NII from purchase accounting increased NIM by 0.20%, 0.05% and 0.10% for each of these periods, respectively.

Bank First did not record a provision for credit losses in the first quarter of 2026, matching the previous quarter and less than the $0.2 million provision recorded during the first quarter of 2025. Accounting entries related to the Centre acquisition added $12.8 million to the allowance for credit losses on January 1, 2026. The lack of provision expense during the first quarter of 2026 was due to a slight contraction in the Bank’s loan portfolio during the quarter, primarily in the Bank’s new Stateline region (formerly Centre), as the Bank transitioned out of certain balances that were not consistent with Bank First’s lending philosophy.

Noninterest income was $10.5 million for the first quarter of 2026, compared to $4.8 million for the prior quarter and $6.6 million for the first quarter of 2025. Trust and Wealth Management income, a new business line resulting from the Centre acquisition, produced $1.6 million in noninterest income during the first quarter of 2026. Service charge income totaled $4.7 million for the first quarter of 2026, compared to $2.3 million and $2.0 million for the prior quarter and first quarter of 2025, respectively. Income provided by the Bank’s investment in Ansay & Associates, LLC (“Ansay”) totaled $1.0 million, increasing from a typical seasonal fourth-quarter low of $0.3 million in the prior quarter, but down from $1.2 million in the prior-year first quarter. Gains on sales of mortgage loans totaled $1.1 million during the first quarter of 2026, up from $0.6 million in the prior quarter and $0.3 million in the prior-year first quarter.

Noninterest expense totaled $39.1 million in the first quarter of 2026, compared to $22.0 million during the prior quarter and $20.6 million during the first quarter of 2025. Expenses related to the Bank’s acquisition of Centre totaled $6.5 million during the first quarter of 2026 compared to $0.7 million during the fourth quarter of 2025. These expenses were primarily incurred in the areas of personnel expense, outside service fees and data processing expenses. Occupancy, equipment and office expense included a modest level of one-time items related to the Centre acquisition but was also elevated due to new operating locations added to the Bank’s footprint as part of that acquisition. Occupancy, equipment and office expense was elevated during the fourth quarter of 2025 due to the cost of razing and rebuilding the Bank’s location in Denmark, Wisconsin. The acquisition of Centre created a core deposit intangible asset of $31.9 million. Amortization related to this intangible asset, which will be amortized over the next 10 years, led to the elevated amortization expense during the first quarter of 2026. Conversion of Centre’s core data processing system onto Bank First’s platform is scheduled to be completed during the second quarter of 2026. Prior to this conversion, some operational areas of the Bank have redundancies, and full realization of expected cost savings from operational synergies will not be realized until future quarters.

Balance Sheet

Total assets were $6.07 billion at March 31, 2026, an increase of $1.56 billion during the first quarter of 2026. As mentioned earlier, the acquisition of Centre added approximately $1.48 billion in assets.

The carrying value of investments at March 31, 2026 totaled $601.2 million, up from $268.1 million at December 31, 2025. The acquisition of Centre included $333.1 million of investments, causing the investment portfolio’s composition of total assets to go from 6.0% at the end of 2025 to 9.9% at the end of the first quarter of 2026.

Total loans were $4.52 billion at March 31, 2026, up $911.0 million from December 31, 2025. Loans included in the acquisition of Centre totaled approximately $981.5 million. As of the end of the first quarter of 2026 these balances were reduced to $936.7 million.

Total deposits, nearly all of which remain core deposits, were $5.09 billion at March 31, 2026, up $1.39 billion from December 31, 2025. Deposits included in the acquisition of Centre totaled approximately $1.38 billion. Noninterest-bearing demand deposits comprised 29.4% of the Bank’s total deposits at March 31, 2026, after finishing 2025 at 27.1%.

Asset Quality

Nonperforming assets at March 31, 2026, totaled $30.0 million, up from $9.0 million at December 31, 2025. Other real estate owned, fully comprised of former properties of Centre that will not be utilized by Bank First, totaled $3.2 million at March 31, 2026. Additionally, $3.5 million in nonaccrual loans were included in the portfolio acquired from Centre. The largest contribution to the increase in nonperforming assets was a single relationship, totaling $12.9 million, which was moved to nonaccrual status during the first quarter of 2026. While elevated, nonperforming assets to total assets remained manageable at 0.50% as of March 31, 2026, up from 0.20% at the end of the prior quarter.

Capital Position

Stockholders’ equity totaled $819.9 million at March 31, 2026, an increase of $176.0 million from the end of 2025. Earnings of $20.0 million were supplemented by a positive impact to capital of $168.5 million from the Centre acquisition. These increases were offset by dividends totaling $5.6 million and share repurchases totaling $2.4 million. Tangible common equity (non-GAAP) increased by $75.4 million during the first quarter of 2026. The Bank’s book value per common share totaled $73.05 at March 31, 2026, compared to $65.47 at December 31, 2025. Tangible book value per common share (non-GAAP) totaled $47.04 at March 31, 2026, compared to $46.01 at December 31, 2025. The Centre acquisition was slightly accretive to tangible book value at closing.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.55 per common share, payable on July 8, 2026, to shareholders of record as of June 24, 2026. This dividend represents an increase of $0.05 and $0.10 per share, or 10.0% and 22.2%, from the dividend declared during the prior quarter and prior-year first quarter, respectively.

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit, treasury management, trust, and wealth management services at each of its 38 banking locations in Wisconsin and Illinois. The Bank has grown through both acquisitions and de novo branch expansion. Bank First employs approximately 546 full-time equivalent staff and has assets of approximately $6 billion. Insurance services are available through its bond with Ansay. Further information about Bank First Corporation is available by clicking the Shareholder Services tab at www.bankfirst.com.

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Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the merger with Centre, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality, and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successfully execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as adjusted net income, adjusted earnings per share, return of adjusted earnings on average assets, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided.  See " Non-GAAP Financial Measures" below. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Results of Operations:
Interest income	$73,605	$56,636	$55,456	$54,575	$55,048
Interest expense	20,389	16,470	17,203	17,873	18,511
Net interest income	53,216	40,166	38,253	36,702	36,537
Provision for credit losses	-	-	650	200	400
Net interest income after provision for credit losses	53,216	40,166	37,603	36,502	36,137
Noninterest income	10,532	4,758	5,953	4,921	6,588
Noninterest expense	39,056	22,012	21,086	20,756	20,604
Income before income tax expense	24,692	22,912	22,470	20,667	22,121
Income tax expense	4,704	4,522	4,480	3,792	3,880
Net income	$19,988	$18,390	$17,990	$16,875	$18,241

Earnings per Common Share (Basic and Diluted)	$1.78	$1.87	$1.83	$1.71	$1.82

Common Shares:
Outstanding	11,222,442	9,834,623	9,834,083	9,833,476	9,973,276
Weighted average outstanding for the period	11,215,545	9,834,567	9,834,002	9,901,391	10,001,009

Noninterest Income / Noninterest Expense:
Trust and wealth management	$1,575	$26	$14	$16	$17
Service charges	4,690	2,255	2,106	2,053	2,011
Income from Ansay	975	267	1,314	1,153	1,181
Loan servicing income	955	747	736	733	732
Valuation adjustment on mortgage servicing rights	81	(45)	250	(99)	175
Net gain on sales of mortgage loans	1,076	649	482	338	334
Other noninterest income	1,180	859	1,051	727	2,138
Total noninterest income	$10,532	$4,758	$5,953	$4,921	$6,588

Personnel expense	$21,789	$10,565	$10,498	$10,427	$10,985
Occupancy, equipment and office	2,556	2,769	1,567	1,922	1,591
Data processing	3,410	2,685	2,506	2,620	2,444
Postage, stationery and supplies	439	309	165	259	217
Advertising	83	(28)	78	61	65
Charitable contributions	240	79	143	274	476
Outside service fees	2,400	1,490	1,818	1,135	788
Federal deposit insurance	716	510	540	630	630
Net gain on other real estate owned	(191)	-	-	(159)	-
Net loss on sales of securities	31	-	-	-	-
Amortization of intangibles	2,572	1,204	1,228	1,273	1,298
Other noninterest expense	5,011	2,429	2,543	2,314	2,110
Total noninterest expense	$39,056	$22,012	$21,086	$20,756	$20,604

Period-end Balances:
Cash and cash equivalents	$398,638	$243,207	$126,184	$120,328	$300,865
Securities available-for-sale, at fair value	483,235	164,422	167,125	167,209	163,743
Securities held-to-maturity, at cost	117,929	103,726	106,823	109,854	110,241
Loans	4,515,626	3,604,651	3,629,663	3,580,357	3,548,070
Allowance for credit losses - loans	(57,067)	(44,374)	(44,501)	(44,292)	(43,749)
Premises and equipment, net	93,140	79,217	78,027	75,667	72,670
Goodwill and core deposit intangible, net	291,908	191,306	192,510	193,738	195,011
Mortgage servicing rights	17,484	13,650	13,696	13,445	13,544
Other assets	208,121	150,290	150,884	148,776	144,670
Total assets	6,069,014	4,506,095	4,420,411	4,365,082	4,505,065

Deposits
Interest-bearing	3,589,919	2,692,711	2,539,476	2,605,397	2,666,693
Noninterest-bearing	1,496,897	1,003,076	999,285	990,027	1,007,525
Borrowings	124,845	121,966	221,941	121,915	146,890
Other liabilities	37,500	44,506	31,584	35,410	35,543
Total liabilities	5,249,161	3,862,259	3,792,286	3,752,749	3,856,651

Stockholders' equity	819,853	643,836	628,125	612,333	648,414

Book value per common share	$73.05	$65.47	$63.87	$62.27	$65.02
Tangible book value per common share (non-GAAP)	$47.04	$46.01	$44.30	$42.57	$45.46

Average Balances:
Loans	$4,560,355	$3,615,930	$3,600,259	$3,560,945	$3,541,995
Interest-earning assets	5,489,866	4,019,999	3,948,304	4,006,981	4,100,846
Goodwill and other intangibles, net	292,757	192,061	193,250	194,503	195,752
Total assets	6,052,695	4,421,837	4,350,555	4,407,112	4,498,891
Deposits	5,043,273	3,602,826	3,573,341	3,596,755	3,672,039
Interest-bearing liabilities	3,750,264	2,732,417	2,709,808	2,762,544	2,837,182
Stockholders' equity	801,987	636,418	620,153	623,861	645,708

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Financial Ratios:
Return on average assets *	1.34%	1.65%	1.64%	1.54%	1.64%
Return on average common equity *	10.11%	11.46%	11.51%	10.85%	11.46%
Return on average tangible common equity (non-GAAP)*	15.57%	16.42%	16.72%	15.76%	16.44%
Average equity to average assets	13.25%	14.39%	14.25%	14.16%	14.35%
Stockholders' equity to assets	13.51%	14.29%	14.21%	14.03%	14.39%
Tangible equity to tangible assets (non-GAAP)	9.14%	10.49%	10.30%	10.04%	10.52%
Net interest margin, taxable equivalent *	3.96%	4.01%	3.88%	3.72%	3.65%
Net loan charge-offs (recoveries) to average loans *	0.01%	0.01%	0.00%	0.00%	0.09%
Nonperforming loans to total loans	0.59%	0.25%	0.38%	0.38%	0.19%
Nonperforming assets to total assets	0.50%	0.20%	0.31%	0.31%	0.17%
Allowance for credit losses - loans to total loans	1.26%	1.23%	1.23%	1.24%	1.23%

Loan Portfolio Composition:
Commercial/industrial	$823,824	$647,086	$654,452	$628,527	$507,850
Commercial real estate - owner occupied	1,133,042	880,723	861,650	841,749	973,578
Commercial real estate - non-owner occupied	660,359	492,525	510,535	518,636	460,077
Multi-family	456,366	402,053	372,031	377,218	355,003
Construction and development	259,365	215,518	262,439	249,857	278,475
Residential 1-4 family	1,101,515	894,979	897,518	891,685	903,280
Consumer and other	81,155	71,767	71,038	72,685	69,807
Total	$4,515,626	$3,604,651	$3,629,663	$3,580,357	$3,548,070

Share Repurchases:
Total number of shares repurchased	16,000	-	-	143,720	61,882
Total dollar of shares repurchased	$2,376	$-	$-	$15,622	$6,381

Non-GAAP Financial Measures:
Adjusted net income reconciliation
Net income (GAAP)	$19,988	$18,390	$17,990	$16,875	$18,241
Acquisition related expenses	6,528	663	862	-	-
Loss on razing of branch building	-	879	-	-	-
Gains on sales of securities and OREO valuations	(160)	-	-	(159)	-
Adjusted net income before income tax impact	26,356	19,932	18,852	16,716	18,241
Income tax impact of adjustments	(1,274)	(307)	(74)	33	-
Adjusted net income (non-GAAP)	$25,082	$19,625	$18,778	$16,749	$18,241

Adjusted earnings per share calculation
Adjusted net income (non-GAAP)	$25,082	$19,625	$18,778	$16,749	$18,241
Weighted average common shares outstanding for the period	11,215,545	9,834,567	9,834,002	9,901,391	10,001,009
Adjusted earnings per share (non-GAAP)	$2.24	$2.00	$1.91	$1.69	$1.82

Annualized return of adjusted earnings on average assets calculation
Adjusted net income (non-GAAP)	$25,082	$19,625	$18,778	$16,749	$18,241
Average total assets	$6,052,695	$4,421,837	$4,350,555	$4,407,112	$4,498,891
Annualized return of adjusted earnings on average assets (non-GAAP)	1.64%	1.76%	1.71%	1.52%	1.64%

Average tangible common equity reconciliation
Total average stockholders’ equity (GAAP)	$801,987	$636,418	$620,153	$623,861	$645,708
Average goodwill	(246,370)	(175,106)	(175,106)	(175,106)	(175,106)
Average core deposit intangible, net of amortization	(46,387)	(16,955)	(18,144)	(19,397)	(20,646)
Average tangible common equity (non-GAAP)	$509,230	$444,357	$426,903	$429,358	$449,956

Return on average tangible common equity calculation*
Average tangible common equity (non-GAAP)	$509,230	$444,357	$426,903	$429,358	$449,956
Net income	$19,988	$18,390	$17,990	$16,875	$18,241
Return on average tangible common equity*	15.57%	16.42%	16.72%	15.76%	16.44%

Tangible assets reconciliation
Total assets (GAAP)	$6,069,014	$4,506,095	$4,420,411	$4,365,082	$4,505,065
Goodwill	(246,370)	(175,106)	(175,106)	(175,106)	(175,106)
Core deposit intangible, net of amortization	(45,538)	(16,200)	(17,404)	(18,632)	(19,905)
Tangible assets (non-GAAP)	$5,777,106	$4,314,789	$4,227,901	$4,171,344	$4,310,054

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$819,853	$643,836	$628,125	$612,333	$648,414
Goodwill	(246,370)	(175,106)	(175,106)	(175,106)	(175,106)
Core deposit intangible, net of amortization	(45,538)	(16,200)	(17,404)	(18,632)	(19,905)
Tangible common equity (non-GAAP)	$527,945	$452,530	$435,615	$418,595	$453,403

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$527,945	$452,530	$435,615	$418,595	$453,403
Common shares outstanding at the end of the period	11,222,442	9,834,623	9,834,083	9,833,476	9,973,276
Tangible book value per common share (non-GAAP)	$47.04	$46.01	$44.30	$42.57	$45.46

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$527,945	$452,530	$435,615	$418,595	$453,403
Tangible assets (non-GAAP)	$5,777,106	$4,314,789	$4,227,901	$4,171,344	$4,310,054
Tangible equity to tangible assets (non-GAAP)	9.14%	10.49%	10.30%	10.04%	10.52%

* Components of the quarterly ratios were annualized.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	March 31, 2026			March 31, 2025
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$4,427,935	256,839	5.80%	$3,410,262	$194,219	5.70%
Tax-exempt	132,420	6,378	4.82%	131,733	6,887	5.23%
Securities
Taxable (available for sale)	502,318	20,864	4.15%	180,322	7,963	4.42%
Tax-exempt (available for sale)	36,196	1,304	3.60%	32,697	1,149	3.51%
Taxable (held to maturity)	102,506	4,195	4.09%	107,641	4,267	3.96%
Tax-exempt (held to maturity)	4,507	119	2.64%	3,196	85	2.66%
Cash and due from banks	283,984	10,447	3.68%	234,995	10,386	4.42%
Total interest-earning assets	5,489,866	300,146	5.47%	4,100,846	224,956	5.49%
Noninterest-earning assets	618,184			442,262
Allowance for credit losses - loans	(55,355)			(44,217)
Total assets	$6,052,695			$4,498,891
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$724,221	$17,833	2.46%	$516,658	$12,760	2.47%
Savings accounts	1,114,331	14,133	1.27%	831,083	12,066	1.45%
Money market accounts	938,689	19,806	2.11%	683,446	16,685	2.44%
Certificates of deposit	813,281	28,941	3.56%	638,937	26,019	4.07%
Brokered Deposits	15,114	597	3.95%	20,092	815	4.06%
Total interest-bearing deposits	3,605,636	81,310	2.26%	2,690,216	68,345	2.54%
Other borrowed funds	144,628	1,378	0.95%	146,966	6,729	4.58%
Total interest-bearing liabilities	3,750,264	82,688	2.20%	2,837,182	75,074	2.65%
Noninterest-bearing liabilities
Demand Deposits	1,437,637			981,823
Other liabilities	62,807			34,178
Total Liabilities	5,250,708			3,853,183
Shareholders' equity	801,987			645,708
Total liabilities & shareholders' equity	$6,052,695			$4,498,891
Net interest income on a fully taxable
equivalent basis		217,458			149,882
Less taxable equivalent adjustment		(1,638)			(1,705)
Net interest income		$215,820			$148,177
Net interest spread (3)			3.26%			2.84%
Net interest margin (4)			3.96%			3.65%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.